STATE OF FLORIDA

                                [GRAPHIC OMITTED]

                               DEPARTMENT OF STATE



I certify the attached is a true and correct copy of the Articles of Incorporation of CELEBRITY STEAKHOUSES INC., a Florida corporation, filed on June 18, 1996, as shown by the records of this office.

The document number of this corporation is P96000052403


                                         Given under my hand and the
                                         Great Seal of the State of Florida,
                                         at Tallahassee, the Capital, this the
                                         Nineteenth day of June, 1996


[GRAPHIC OMITTED]                                  /s/ Sandra B. Mortham
 CR2EO22 (2-95)                                    ---------------------
                                                   Sandra B. Mortham
                                                   Secretary of State

                               [GRAPHIC OMITTED]

                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State
June 19, 1996


PAUL M. GALANT
4630 S. KIRKMAN ROAD
SUITE 437
ORLANDO, FL 32811



The Articles of Incorporation for CELEBRITY STEAKHOUSES INC. were filed on
June 18, 1996 and assigned document number P96000052403. Please refer to this number whenever corresponding with this office regarding the above corporation. The certification you requested is enclosed.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Brenda Baker, Corporate Specialist
New Filings Section                                 Letter Number: 496A00030509



      Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

                            ARTICLES OF INCORPORATION
                                       OF

                           CELEBRITY STEAKHOUSES INC.
                           --------------------------



Article I. The name of this Corporation is: CELEBRITY STEAKHOUSES INC.

Article II. This Corporation shall have perpetual existence commencing upon the filing of these Articles of Incorporation by the Florida Secretary of State.

Article III. This Corporation may engage in any lawful business activity permitted under the General Corporation Act of the State of Florida.

Article IV. This Corporation is authorized to issue THIRTY MILLION (30,000,000) shares of Capital Stock as follows:

          A) FIVE MILLION (5,000,000) shares of which shall be designated as "Preferred Stock", each share thereof having the par value of One Dollar ($1.00). The board of directors may, from time to time issue part or all of said preferred shares on terms and conditions as the board may determine without further action required by the stockholders; and such shares may be convertible into shares of Common Stock, have cumulative dividends, be redeemable by the corporation, or such other terms and conditions as may be determined by the board of directors at the time of issuance.

          B) TWENTY-FIVE MILLION (25,000,000) shares of which shall be designated as "Common Stock", having the par value of One Mill ($0.001) per share, and each such share shall have one vote in every vote required to be submitted to Stockholders.

Article V. The name and address of the initial Registered Agent is:

         Paul M. Galant, 4630 S. Kirkman Road, Suite 437, Orlando, Florida
32811.

Article VI. The address of the Corporation is:

         4630 S. Kirkman Road, Suite 437, Orlando, Florida 32811.

Article VII. This Corporation shall initially have no less than One Director and no more than Nine Directors. The number of Directors may be increased or diminished, from time to time, by the action of the board of directors or by the majority vote of the stockholders.


Article VIII. The By-Laws of this Corporation may be adopted, altered, amended or repealed by the affirmative vote of a majority of the board of directors or the Stockholders.

Article IX. This Corporation may indemnify any Officer or Director, or any former Officer or Director, the full extent permitted by law.

Article X. The name and address of the person signing these Articles as Incorporator is: Paul M. Galant, 4630 S. Kirkman Road, Suite 437, Orlando, Florida 32811.

Article XI. This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, in full accord with the provisions of the General Corporation Act of the State of Florida.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 14th day of June, 1996.


                                            /s/ Paul M. Galant
                                            ----------------------------
                                            Paul M. Galant, Incorporator


                         ACCEPTANCE BY REGISTERED AGENT
                         ------------------------------

Having been named to accept service of process for the above stated Corporation, at the place designated in Article V. of these Articles of Incorporation, the Undersigned hereby agrees to act in this capacity; and further, agrees to comply with the provisions of all statutes relative to the proper and complete discharge of his duties.

Dated the 14th day of June, 1996

                                            /s/ Paul M. Galant
                                            ----------------------------
                                            Paul M. Galant, Registered Agent
                                            FL G453693411440


State of Florida, County of Orange) ss:

Before me, a Notary Public authorized in the State and County set forth above, personally appeared Paul M. Galant, known to me and to me known to be the person who, as Incorporator, executed the foregoing Articles of Incorporation of CELEBRITY STEAKHOUSES INC.; and he acknowledged before me that he duly executed those Articles of Incorporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the State of Florida and County of Orange, this 14th day of June, 1996.




                                             /s/ W.P. SCHMIDT
                                             -----------------------------------
                                             Notary Public, State of Florida